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                                                                    EXHIBIT 23.4

              [CLUMECK, STERN, PHILLIPS & SCHENKELBERG LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
allpets.com, Inc.
Los Angeles, California

We hereby consent to the use in the Registration Statement of Pet Quarters, Inc. on Form S-1 of our report dated May 1, 2000 related to the financial statements of allpets.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ CLUMECK, STERN, PHILLIPS & SCHENKELBERG
CLUMECK, STERN, PHILLIPS & SCHENKELBERG
Certified Public Accountants

Encino, California
June 2, 2000